Exhibit 10.1

Private Placement Agreement

This Private Placement Agreement (the “Agreement”), effective as of [*], 2022, is made and entered into by and between Brenmiller Energy Ltd., a company organized under the laws of the State of Israel (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company is a public company whose securities are listed for trade on the Tel Aviv Stock Exchange Ltd. (the “TASE”) and the Nasdaq Capital Market (the “Nasdaq”); and

WHEREAS, the Company wishes to raise funds from certain Investors, severally and not jointly, through a private placement (the “Private Placement”); and

WHEREAS, based on the Investors’ representation and warranties herein, the Company wishes to issue and allocate to the Investor units which are each comprised of a combination of ordinary shares of the Company, par value NIS 0.02 per share (“Ordinary Shares”) and non-tradeable warrants which are each convertible into one Ordinary Share, and the Investor wishes to purchase and receive such units from the Company, all subject to the terms and conditions more fully set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Company and the Investor hereby agree as follows:

1.	Preamble and Appendixes

1.1.	The preamble to this Agreement together with its schedules form an integral part hereof.

1.2.	The headings of the sections and subsections of this Agreement are made for convenience purposes only and are not to be considered in construing this Agreement.

2.	The Composition of the Unit and the Cost

2.1.	Each unit offered as part of the Private Placement (the “Unit”), shall consist of one Ordinary Share of the Company and one non-registered and non-tradeable warrant, each exercisable into one Ordinary Share of the Company. The warrants (and their terms) are attached as Schedule A to this agreement (the “Warrants”).

2.2.	The price of each offered Unit is NIS 5.33 (USD 1.55)[1] based on the average close price on the TASE in the five (5) days preceding the date of this Agreement (the warrants are issued and allotted for no additional consideration).

3.	Unit Allocations to Investor and Consideration

3.1.	In consideration for the issuance of the Units, the Investor shall pay to the Company an aggregate amount of NIS [*] (the “Consideration”).

3.2.	In consideration for the payment of the Consideration, the Company shall issue to the Investor [*] Units (the “Issued Units”).

[1]	NTD: Based on exchange rate NIS/USD 3.438 published on November 28, 2022.

3.3.	The issuance of the Issued Units to the Investor is subject to each of the following conditions:

3.3.1.	The approval by the Company’s shareholders of the transaction contemplated herein in a special meeting to be called by the Company and to the issuance of the Issued Units to the Investor.

3.3.2.	The approval of the TASE for the registration for trade of the Ordinary Shares and the Ordinary Shares covered by the Issued Units.

3.4.	The Investor agrees and the Company undertakes that the Units will be issued and allocated thereto subject to the conditions listed in Section 3.3 above, no later than three (3) TASE trading days on which all conditions precedent to (i) the Investors’ obligations to pay the Consideration and (ii) in accordance with Section 3.3, all conditions for the issuance of the Units to the Investor had been met. Accordingly, the Investor agrees to sign all necessary documents in connection with the Private Placement, including a lock-up undertaking with respect to the Ordinary Shares in accordance with Section 5 below, if and to the extent required.

3.5.	The Investor shall pay the Consideration to the Company within two (2) business days from the date on which the Company delivers a written notice that all conditions for the issuance of the Units to the Investor had been met and all approvals had been obtained (except for the Investors’ payment terms). It is hereby clarified, that upon the Company’s receipt of the Consideration as aforesaid, the Company may use the Consideration as necessary and as it deems fit, at its sole discretion.

4.	Investor’s Representations and Warranties

The Investor represents and warrants to the Company as follows:

4.1.	There are no written or oral agreements between the Investor (or anyone on the Investor’s behalf) and any shareholder of the Company or others regarding the sale or purchase of the Company’s securities or voting rights.

4.2.	Except as detailed in Schedule B attached hereto, immediately prior to the issuance of the Units, the Investor does not hold any securities of the Company.

4.3.	The Investor will solely bear any and all taxes applicable and attributable to the issuance of the Units to the Investor and the Company shall not bear any of such taxes.

4.4.	The Investor is a member of one of the classes of investors listed in the First Addendum to the Israeli Securities Law – 1968 (the “Securities Law”).

4.5.	If the conditions in Section 3.3 for the issuance of the Units to the Investor have not been met within 45 days from the date hereof, each Party shall have the right to terminate this Agreement, and the other Party shall have no rights and/or claims and/or demands with respect to such termination.

5.	Restriction Upon Transfer

The Investor acknowledges that it is subject to certain restrictions regarding resale of the Issued Units and the underlying Ordinary Shares, including the Ordinary Shares covered by the warrants (the Warrant underlying Shares are herein referred to as “Warrant Shares,” and together with the Ordinary Shares, collectively, the “Shares”) pursuant to the provisions of the Securities Regulations (Details Regarding Sections 15a to 15c of the Securities Law), 2000, which as of the date hereof provide as follows:

5.1.	The Investor is forbidden from offering the Shares for sale or transfer for a period of six (6) months from the date of their issuance (the “Restriction Period”).

5.2.	During a period of six (6) consecutive quarters following the expiration of the Restriction Period, the Investor shall be able to offer the Convertible Shares for sale or transfer in the TASE, ONLY AS PROVIDED BELOW:

5.2.1.	On each trading day at the TASE, such number of shares not to exceed the daily trading average of Company’s shares during an eight week period prior to the date of such sale or offer, and

5.2.2.	In each trading quarter, the Investor may not sell or offer shares exceeding one percent (1%) of the Company’s issued share capital on the date of such offer or a smaller quantity (without considering convertible securities which had not yet been exercised or converted into shares and which had been issued prior to the date of such offering).

5.2.3.	For the purposes of this Section 5.2, a “quarter” refers to a period of three (3) months, beginning at the end of the Restriction Period.

The Investor undertakes to follow the foregoing restrictions with respect to the offer and sale of the Shares.

U.S. Restrictions on Transfer

5.2.4.	The Shares and the Warrants (collectively, the “Securities”) may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement (the “Registration Statement”) or Rule 144, promulgated by the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule (“Rule 144”), to the Company or to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”) that, directly or indirectly through one or more intermediaries, Controls, as such term is defined in the Securities Law, or is controlled by or is under common control with a Person (each an “Affiliate”) of an Investor or in connection with a pledge as contemplated in Section 5.2.5, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement.

5.2.5.	The Investors agree to the imprinting, so long as is required by this Section 5.2, of a legend on any of the Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURIITES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured any of the Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including,

5.2.6.	Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.2.5 hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Investor shall provide the Company with a “no action” letter from the SEC or a legal opinion confirming the same. The Company shall cause its counsel to issue a legal opinion to VStock Transfer LLC, and thereafter any successor transfer agent of the Company (the “Transfer Agent”) or the Investor if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by an Investor, respectively. If all or a portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrants Shares, then such Ordinary Shares and the Warrant Shares shall be issued free of all legends. The Company agrees that following such time as the legend is no longer required under this Section 5.2.6, it will, no later than the earlier of (i) two (2) Trading Days on which the Trading Market is open for trading and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing Ordinary Shares or Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Ordinary Shares issued with a restrictive legend.

6.	Miscellaneous

6.1.	Entire Agreement. This agreement constitutes the entire agreement between the Parties pertaining to the issuance of securities pursuant to the Private Placement and cancels any prior agreement between the Parties pertaining to issuance of securities to the Investor. No Party shall be liable or bound in any manner by any prior consent or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to the said transaction made by it or on its behalf unless same is expressly set forth or referred to herein and none of the foregoing shall add, change or derogate from any rights or obligations set forth in this Agreement or arising therefrom.

6.2.	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Parties.

7.	Notices

The Parties’ addresses for the purpose of this Agreement are as set forth at the preamble of this Agreement or any other address notified by the Parties to each other and each notice delivered to by a Party to the other Party shall be deemed to have been delivered to the recipient on the day on which it was delivered to it personally, or three (3) days after its delivery by registered mail, or one (1) day after its delivery by facsimile (provided there is proof of delivery by facsimile) or by email.

8.	Registration

Immediately prior to the filing of a primary offering resale registration statement – covering the issuance by the Company or the  resale of securities by existing shareholders - on Form F-1 or Form F-3 by the Company under the Securities Act (the “Resale Registration Statement”), the Company shall notify the Investor in writing on such filing and shall afford each Investor to include in the Resale Registration Statement for resale registration purposes the Shares and Warrant Shares such investor owns (collectively the “Registrable Securities”) at such point of time. Each Investor shall notify the Company within two days after receipt of the above referenced notice whether it desires to include the Registrable Securities in the Resale Registration Statement and will inform the Company on the number of Registrable Securities it wishes to include in the Resale Registration Statement (the “Piggyback Rights”). The Piggyback Rights shall not be subject to any underwriter or placement agent cutback. If no Resale Registration Statement is filed by the time on which the Company is becoming shelf eligible, then within 30 days of the Company becoming shelf eligible (and assuming no Resale Registration Statement has been filed during those 30 days) the Company shall prepare and file a registration statement with the Commission (the “Registration Statement”) covering the Warrant Shares, upon the effective date of which, the Piggyback Rights shall expire, and shall use best efforts to have the Registration Statement declared effective as soon as practicable.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first stated above.

Brenmiller Energy Ltd.	[Investor]

By:	By:
Title:	Title:

Schedule A

Schedule B

Representations by Non-Israeli Investor

Representations and Warranties of the Investors. Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Trading Day on which all conditions precedent to (i) each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) obligations to pay the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds (the “Subscription Amount”) and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived (hereinafter referred to as the “Closing Date”) to the Company as follows (unless as of a specific date therein, in which case such representation or warranty shall be accurate as of such date):

Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No other approval or consent from any person, entity or authority, is required by such Investor for the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is party, and any and all agreements and instruments ancillary hereto or thereto.

Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

Investor Status. At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act .

Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Investor has reviewed the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company’s business, assets and financial position and has reviewed and inspected all of the data and information provided to it by the Company in connection with the execution of this Agreement. The Investor acknowledges that (i) the issuance of the Securities hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its securities, and (ii) the investment contemplated herein involves a high degree of risk that may result in the Investor losing its entire investment hereunder.

General Solicitation. Such Investor is not, to such Investor’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement, as such terms are used in Regulation D under the Securities Act.

Israel Innovation Authority (the “IIA”). Such Investor acknowledges and confirms that it is aware that the Company is subject to the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 (as amended from time to time), including regulations, directives, procedures and rules that have been or will be promulgated thereunder and/or by virtue thereof, including any regulations, directives, guidelines and rules as issued from time to time by the IIA. Such Investor is aware of the restrictions imposed upon the Company regarding transfer of know-how and/or production rights. Such Investor is aware of the Company’s obligations to report the transaction contemplated herein to the IIA. If so required by applicable law, such Investor will execute a standard undertaking towards the IIA, in the form provided by the Company.

No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, such Investor at the time of sale is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Disclosure. Such Investor acknowledges that except for the representations and warranties of the Company contained in this Agreement, or any other Transaction Document or exhibit hereto or thereto, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no third party is authorized to make any such representations and warranties on behalf of the Company.

Schedule C

1.	Number of Shares: [*]

2.	Number of Non-Tradeable Warrants: [*]

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